EXHIBIT 5.1




                          GREENBERG, TRAURIG, HOFFMAN,
                          LIPOFF, ROSEN & QUENTEL, P.A.





                                               January 21, 1997


Sunglass Hut International, Inc.
255 Alhambra Circle
Coral Gables, Florida  33134

        RE: REGISTRATION STATEMENT ON FORM S-8 FOR SUNGLASS HUT INTERNATIONAL, INC.'S 1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

        On the date hereof, Sunglass Hut International, Inc., a Florida corporation (the "Company"), transmitted for filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance, offering and/or sale by the Company of up to 6,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which may be issued pursuant to stock options, restricted stock, deferred stock, and/or other stock-related awards (collectively, "Awards") granted or to be granted under the Company's 1996 Executive Incentive Compensation Plan (the "Plan"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

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Sunglass Hut International, Inc.
January 21, 1997
Page 2
-------------------------

        In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company; (ii) records of corporate proceedings of the Company authorizing the Plan and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

        Based upon the foregoing examination, we are of the opinion that the Company presently has available at least 6,000,000 shares of authorized and unissued Common Stock from which the 6,000,000 shares of Common Stock may be issued pursuant to Awards granted under the Plan. In addition, assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance pursuant to Awards, and assuming that the Company's consideration for shares issued pursuant to Awards is actually received by the Company in accordance with the Plan and Section 607.0621 of the Florida Business Corporation Act, we are of the opinion that the shares of Common Stock issued pursuant to the Awards granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Sincerely,

                                            GREENBERG, TRAURIG, HOFFMAN,
                                            LIPOFF, ROSEN & QUENTEL, P.A.


                                            /s/GREENBERG, TRAURIG, HOFFMAN,
                                            LIPOFF, ROSEN & QUENTEL, P.A.
                                            ___________________________________